UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Date of Report (Date of earliest event reported): July 6, 2015

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	000-53705	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July, 6, 2015, the Board of Directors of COPsync, Inc. (the “Company”) approved several amendments to the Bylaws (the “Bylaw Amendments”) to (1) revise the voting standard for written consents taken in lieu of a meeting of stockholders to permit such actions to be taken by majority consent in certain circumstances and (2) to provide for the office of chief executive officer and such powers and duties as are commonly incident to said office.

The above description of the Bylaw Amendments is qualified in its entirety by reference to the Bylaw Amendments, a copy of which is attached hereto as Exhibit 3.1.

Item 5.07               Submission of Matters to a Vote of Security Holders.

On July 7, 2015, the stockholders of record of approximately 50.8% of the Company’s outstanding voting stock (the “Consenting Stockholders”) executed and delivered to the Company a written consent in lieu of a stockholders’ meeting.  The Consenting Stockholders consisted of shares of stock beneficially owned by certain members of the Company’s officers and directors. The written consent delivered by the Consenting Stockholders authorized the following actions:

1.             A reverse stock split of our issued and outstanding shares of common stock, par value $0.0001 per share, by a ratio of not less than 1-for-25 and not more than 1-for-50 (the “Reverse Split”).  The Reverse Split may be effected at any time prior to December 31, 2015, at the exact ratio to be set at a whole number within the above range as determined by the Company’s Board of Directors in its sole discretion.  Further, the Company’s Board of Directors may, in its sole discretion, determine whether or not the Reverse Split is effected.

2.             The election of Russell D. Chaney, Ronald A. Woessner, J. Shane Rapp, Joel Hochberg, Joseph R. Alosa, Sr., Robert Harris and Brian K. Tuskan to the Board until the next annual meeting of stockholders or until their successors are duly elected (together with the Reverse Split, the “Actions”).

Because the majority stockholder has approved the Actions described above through execution of the written consent in accordance with Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, the Company does not intend to solicit consents from, or hold a meeting of, stockholders to approve the Actions. The Company filed a preliminary information statement with the Securities and Exchange Commission regarding this stockholder action on July 7, 2015.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendments to Bylaws of COPsync, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: July 10, 2015	By:	/s/ Barry W. Wilson
	Name:	Barry W. Wilson
	Title:	Chief Financial Officer